Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement of Discover Card Master Trust I and Discover Bank (Registration Number 333-131898) on Form S-3/A of our Reports of Independent Registered Public Accounting Firm dated February 24, 2006, pursuant to Section 3.08 of the amended and restated Pooling and Servicing Agreement, as amended, dated November 3, 2004 (the “Agreement”), between Discover Bank (formerly Greenwood Trust Company) and U.S. Bank National Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee, appearing as Exhibits 99(B) and 99(C) to the Annual Report on Form 10-K of Discover Card Master Trust I for the year ended November 30, 2005 and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.
/s/ DELOITTE & TOUCHE LLP
Chicago, Illinois
March 30, 2006